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                                                                    EXHIBIT 23.3

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


     As independent public accountants, we hereby consent to the reference to our Firm under the caption "Experts" and to the use of our reports on the financial statements of Amazing! Smart Card Technologics, Inc. and Greystone Peripherals, Inc. dated April 16, 1999 and April 23, 1999, respectively included in PubliCARD, Inc.'s Current Reports on Forms 8-K/A dated April 27, 1999 and May 6, 1999, respectively, and incorporated by reference in Amendment No. 1 to the Registration Statement on Form S-3 and the related Prospectus of PubliCARD, Inc. dated October 1, 1999.


                                          /s/ ARTHUR ANDERSEN LLP

San Jose, California

September 29, 1999